3rd Quarter 2012 Earnings Conference Call October 24, 2012 Exhibit 99.3

Safe Harbor Statement The information contained herein is as of the date of this presentation. Many factors may impact forward-looking statements including, but not limited to, the following: impact of regulation by the FERC, MPSC, NRC and other applicable governmental proceedings and regulations, including any associated impact on rate structures; the amount and timing of cost recovery allowed as a result of regulatory proceedings, related appeals or new legislation; impact of electric and gas utility restructuring in Michigan, including legislative amendments and Customer Choice programs; economic conditions and population changes in our geographic area resulting in changes in demand, customer conservation, increased thefts of electricity and gas and high levels of uncollectible accounts receivable; environmental issues, laws, regulations, and the increasing costs of remediation and compliance, including actual and potential new federal and state requirements; health, safety, financial, environmental and regulatory risks associated with ownership and operation of nuclear facilities; changes in the cost and availability of coal and other raw materials, purchased power and natural gas; volatility in the short-term natural gas storage markets impacting third-party storage revenues; access to capital markets and the results of other financing efforts which can be affected by credit agency ratings; instability in capital markets which could impact availability of short and long-term financing; the timing and extent of changes in interest rates; the level of borrowings; the potential for losses on investments, including nuclear decommissioning and benefit plan assets and the related increases in future expense and contributions; the potential for increased costs or delays in completion of significant construction projects; the uncertainties of successful exploration of unconventional gas and oil resources and challenges in estimating gas and oil reserves with certainty; changes in and application of federal, state and local tax laws and their interpretations, including the Internal Revenue Code, regulations, rulings, court proceedings and audits; the effects of weather and other natural phenomena on operations and sales to customers, and purchases from suppliers; unplanned outages; the cost of protecting assets against, or damage due to, terrorism or cyber attacks; employee relations and the impact of collective bargaining agreements; the availability, cost, coverage and terms of insurance and stability of insurance providers; cost reduction efforts and the maximization of plant and distribution system performance; the effects of competition; changes in and application of accounting standards and financial reporting regulations; changes in federal or state laws and their interpretation with respect to regulation, energy policy and other business issues; binding arbitration, litigation and related appeals; and the risks discussed in our public filings with the Securities and Exchange Commission. New factors emerge from time to time. We cannot predict what factors may arise or how such factors may cause our results to differ materially from those contained in any forward-looking statement. Any forward-looking statements refer only as of the date on which such statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. This presentation should also be read in conjunction with the “Forward-Looking Statements” sections in each of DTE Energy’s and Detroit Edison’s 2011 Forms 10-K and 2012 10-Q (which sections are incorporated herein by reference), and in conjunction with other SEC reports filed by DTE Energy and Detroit Edison. Cautionary Note – The Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. We use certain terms in this presentation such as "probable reserves" that the SEC's guidelines strictly prohibit us from including in filings with the SEC. You are urged to consider closely the disclosure in DTE Energy’s 2011 Form 10-K, File No. 1-11607, available from our offices or from our website at www.dteenergy.com. You can also obtain this Form from the SEC by accessing its website at www.sec.gov or by calling 1-800-SEC-0330. 2

3 Participants • Dave Meador, Executive Vice President and CFO • Peter Oleksiak, Senior Vice President of Finance • Daniel Brudzynski, Vice President and Treasurer • Mark Rolling, Director of Investor Relations

4 • Overview • Third Quarter 2012 Earnings Results • Cash Flow and Capital Expenditures • Summary

Investment Thesis DTE Energy has a plan it believes will provide 5% - 6% long-term operating EPS growth, an attractive dividend yield and a strong balance sheet – Utility growth plan driven by mandated investments – Constructive regulatory structure and continued cost savings enable utilities to earn their authorized returns – Plans in place to achieve operational excellence and customer satisfaction that are distinctive in our industry, with a focus on customer affordability – Meaningful, low-risk growth opportunities in non- utility businesses continue to provide diversity in earnings and geography 5%-6% Average Annual EPS Growth Attractive Dividend 5

Overview 6 * Reconciliation to GAAP reported earnings included in the appendix DTE Energy 3Q 2012 operating earnings per share* of $1.31 vs. $1.07 in 3Q 2011; increasing 2012 operating earnings guidance to $3.80 - $4.00 – Detroit Edison results improved year over year due to warm weather with no decoupling in 2012 – MichCon earnings improved due to higher margin and lower O&M costs – Power & Industrial Projects results up due to reduced emissions fuel (REF) contribution – Energy Trading results driven by fewer market opportunities in 3Q 2012 Balance sheet remains strong; on pace to reach 2012 targets – Generated $1.7 billion in cash from operations YTD 2012; raising cash flow guidance – Targeting completion of Barnett monetization process by year end Growth investments on track – $250 million investment in Thumb Wind Parks (110 MW) in service 4Q 2012 – Bluestone lateral and gathering construction underway; in service 4Q 2012 – NEXUS Gas Transmission project announced; open season through November 2012 – Advanced discussions on remaining two REF locations – Closed on 12 of 14 on-site energy projects at Power & Industrial Projects

Regulatory Update 7 MichCon Detroit Edison Application to defer $127 million gain from elimination of revenue decoupling mechanism (RDM) was approved September 2012 • Amortize to income in 2014 • Along with other cost saving measures, it helps defer increase in base rates to 2015 Rate case filed April 2012 for $77 million • Proposed infrastructure recovery mechanism for main renewal, meter move-out and pipeline integrity capital spending • Timeline – Self-implement: November 2012 (testimony filed September 2012 for up to $34 million) – Proposal for decision: February 2013 – Final order: April 2013

YTD Actual 8 2012 Operating Earnings* Guidance (millions, except EPS) Prior Guidance * Reconciliation to GAAP reported earnings included in the appendix Revised Guidance Guidance Drivers Detroit Edison $417 $438 - $448 $480 - $490 MichCon 60 110 - 115 110 - 115 Gas Storage & Pipelines 48 57 - 60 60 Unconventional Gas Production (3) 0 0 Power & Industrial Projects 40 45 - 55 48 - 52 Energy Trading 3 30 - 50 10 - 25 Corporate & Other (36) (54) (54) DTE Energy $529 $626 - $674 $654 - $688 Operating EPS $3.08 $3.65 - $3.95 $3.80 - $4.00 Avg. Shares Outstanding 171 171 172 Increasing guidance midpoint to $3.90 • Increasing Detroit Edison guidance due to weather favorability partially offset by reinvestment O&M • One time actions at MichCon offset 1Q unfavorable weather • Stronger storage and transportation revenue at Gas Storage & Pipelines • Lower economic performance at Energy Trading    

9 • Overview • Third Quarter 2012 Earnings Results • Cash Flow and Capital Expenditures • Summary

Third Quarter 2012 Operating Earnings Per Share* Detroit Edison $1.13 Unconventional Gas Production $0.00 Non-Utility $0.22 Gas Storage & Pipelines $0.08 Corporate & Other ($0.06) MichCon $0.02 $1.31 Power & Industrial Projects $0.13 * Reconciliation to GAAP reported earnings included in the appendix Energy Trading $0.01 10

11 Third Quarter 2012 Operating Earnings Variance * Reconciliation to GAAP reported earnings included in the appendix Operating Earnings* ($ millions, except EPS) Drivers Detroit Edison • Warm weather absent RDM in 2012 MichCon • Higher transportation and storage revenue, lower lost gas expense and lower O&M Non-Utility • Gas Storage & Pipelines due to higher storage and transportation revenue • Unconventional Gas Production due to higher oil and gas volumes • Power & Industrial Projects driven by REF growth • Energy Trading results driven by unique trading opportunities in 2011, not repeated in 2012 3Q 2011 3Q 2012 Change Detroit Edison 157$ 194$ 37$ MichCon (11) 4 15 Gas Storage & Pipelines 13 14 1 Unconventional Gas Production (2) - 2 Power & Industrial Projects 12 22 10 Energy Trading 22 1 (21) Corporate & Other (8) (8) - DTE Energy 183$ 227$ 44$ Operating EPS 1.07$ 1.31$ 0.24$ Avg. Shares Outstanding 170 172

12 • Overview • Third Quarter 2012 Earnings Results • Cash Flow and Capital Expenditures • Summary

13 Third Quarter 2012 Cash Flow DTE Energy Cash Flow ($ billions) Drivers • Cash flow increased due to collection of trackers partially offset by higher corporate income tax payments • Higher capital spending primarily due to Bluestone Pipeline project at Gas Storage & Pipelines; also higher base and growth capital at utilities YTD 2011 YTD 2012 Cash From Operations $1.5 $1.7 Capital Spending (1.1) (1.2) Free Cash Flow $0.4 $0.5 Asset Sales 0.0 0.0 Dividends (0.3) (0.3) Net Cash $0.1 $0.2

14 2012 Cash Flow & Capital Expenditures Guidance Capital Expenditures ($ millions) Cash Flow Summary ($ billions) 2012 Original 2012 Revised Guidance Guidance Cash From Operations $1.9 $2.2 Capital Spending (1.9) (2.1) Free Cash Flow $0.0 $0.1 Asset Sales 0.3 0.3 Dividends (0.4) (0.4) Net Cash ($0.1) $0.0 Debt ($0.1) $0.0 Equity issued for employee benefit programs is considered non-cash and not included in financing activities 2012 Original 2012 Revised Guidance Guidance Detroit Edison Base $785 $810 Environmental 255 170 Renewables / EE 235 265 $1,275 $1,245 MichCon Base $156 $156 Main Renewal 37 37 Meter Move-Out 22 22 $215 $215 $430 $660 Total $1,920 $2,120 Non-Utility / Corporate & Other

2011 2012E 15 *Debt excludes securitization, a portion of MichCon’s short-term debt, and considers 50% of the Trust Preferreds/Junior Subordinated Notes as equity • A strong balance sheet remains a key DTE priority • Series of credit improvements in 2012 – Fitch upgraded Detroit Edison and MichCon – Moody’s raised its outlook to Positive • Leverage and cash flow metrics within targeted ranges • $1.7 billion of available liquidity as of September 30, 2012 • ~$160 million of new equity YTD Leverage* Funds from Operations / Debt* 2011 2012E 50% Target 50% - 52% 24% 23% Target 22% - 24% 51% Strong Balance Sheet Supports Growth

16 • Overview • Third Quarter 2012 Earnings Results • Cash Flow and Capital Expenditures • Summary

 3Q 2012 operating EPS* of $1.31 benefited from warm weather  Increasing 2012 operating EPS guidance to $3.80 - $4.00 from $3.65 - $3.95  Both utilities on track to earn their authorized ROE (temperature normal)  Long-term 5% - 6% operating EPS growth expected from mandated utility investments and growth opportunities in non-utility businesses  Balance sheet and cash flow metrics remain strong; increasing 2012 cash flow guidance Summary 17 * Reconciliation to GAAP reported earnings included in the appendix EEI conference presentation is November 13 at 9:45 AM MST with Gerry Anderson – Chairman, President & CEO

18 Contact Us DTE Energy Investor Relations www.dteenergy.com/investors 313-235-8030

Appendix

20 Detroit Edison Variance Analysis * Reconciliation to GAAP reported earnings included in the appendix $157 $40 ($ millions) Detroit Edison Operating Earnings* Variance $194 Drivers • Warm weather in 3Q 2012; RDM in 3Q 2011 $(3)

21 MichCon Variance Analysis * Reconciliation to GAAP reported earnings included in the appendix ($11) ($ millions) MichCon Operating Earnings* Variance $4 Drivers $9 $3 • Margin due to higher transportation and storage revenue and lower lost gas expense • O&M down due to reduced storage injections • Lower interest and property tax in 2012 $3

MichCon Rate Case Filing (U-16999)

DTE Energy

Estimated Net Rate Request



($ millions)
$49
$27
$1
$77
Sales / Midstream Reductions
Rate Base / Capital Structure
O&M / Other
Total

Rate Case Highlights

Represents annual base rate growth of ~4%* since last rate increase; combined with declining gas prices, annual bills decreasing ~5%*

- Lower sales due to customer conservation and lower midstream revenues
- $377 million increase in rate base
- Other highlights
  - 11% return on equity
  - Modified revenue decoupling mechanism
  - Infrastructure recovery mechanism for main renewal, meter move-out and pipeline integrity
- Timeline
  - Filed: April 2012
  - Staff Testimony filed
  - Self-implement Testimony filed
  - Self-implement: November 2012 (up to $34 million)
  - Proposal for decision: February 2013
  - Final Order: April 2013

*Projected annualized residential change from 2010 to 2013 (weather normalized)

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YTD 2011 YTD 2012 Detroit Edison Base 493$ 599$ Environmental 120 105 Renewables / EE 229 151 842 855 MichCon Base 107 119 Main Renewal 6 19 Meter Move-Out 10 15 123 153 Non-Utility Gas Storage & Pipelines 8 117 Unconventional Gas Production 23 44 Power & Industrial Projects 64 69 Energy Trading 1 1 96 231 Corporate & Other 5 2 Total 1,066$ 1,241$ 23 YTD 2012 Capital Expenditures DTE Energy Capital Expenditures ($ millions) • Detroit Edison higher base capital for system reliability and 2Q 2012 nuclear refueling outage • MichCon increase due to Main Renewal and Meter Move-Out programs • Bluestone Pipeline project driving increased investments in Gas Storage & Pipelines Drivers

261 Net Production (Bcfe) Gross Producing Wells Reserves (Bcfe) Acreage Position (000s Acres) Net Undeveloped Acres Net Developed Acres Unconventional Gas Operating Metrics 19 3Q 2012 68 87 17 70 YE 2011 87 3Q 2012 YE 2011 215 8-9 YE 2011 5.1 2Q 2012 YE 2011 Probable (Unaudited) Proved 373 279 652 373 186 559 • Focus on developing Marble Falls oil production • Pursuing monetization opportunities; targeting to close by year end 2012 • 47 wells completed; 46 on-line • Production of 5.6 Bcfe (58% Liquids) • 97% increase in oil production year-over-year • Increased proved reserves 50% YTD 2012 Results 2012 Goals YE 2012 Est. 24

Unconventional Gas: Focused on Liquids Production 25 Oil and NGLs* driving value 2010 2011 2012E Revenue by product (%) * Natural gas liquids Oil 56% NGL 29% Gas 15% 2010 2011 2Q 2012 Proved reserves by product (%) Oil 16% NGL 36% Gas 48% • Focus on maturing Marble Falls oil play •Wells confirming resource play – Vertical wells initial production up to 250 bbls oil per day plus liquids rich gas – Potential upside with horizontal wells – ~75,000 net acre Marble Falls position •Well payback period of 6-24 months at current prices – Vertical well costs of $800k – Attractive economics at current prices • Increased total proved reserves by 50% in June 2012 – Improved completion techniques – Accelerated 2012 drilling schedule

DTE Energy Trading Reconciliation of Operating Earnings* to Economic Net Income ($ millions) YTD 2011 Economic Net Income Accounting Adjustments** YTD 2011 Operating Earnings* $10 $46 • Economic net income equals economic gross margin*** minus O&M expenses and taxes • DTE Energy management uses economic net income as one of the performance measures for external communications with analysts and investors • Internally, DTE Energy uses economic net income as one of the measures to review performance against financial targets and budget * Reconciliation to GAAP reported earnings included in the appendix *** Economic gross margin is the change in net fair value of realized and unrealized purchase and sale contracts including certain non-derivative contract costs Energy Trading Operating Earnings* Realized Unrealized O&M / Other YTD 2012 YTD 2011 $44 $51 25 (1) (40) (40) ($ millions, after-tax) $3 $36 $3 $28 $31 26 $36 Operating Earnings* to Economic Net Income YTD 2012 Operating Earnings* Accounting Adjustments** YTD 2012 Economic Net Income ** Consists of the income statement effect of the timing of recognition of the fair value of derivative contracts for accounting vs. economic purposes and not recognizing changes in the fair value of certain non-derivative contracts including physical inventory, certain physical commodity purchase or sale contracts and capacity contracts for transportation, transmission and storage. These contracts are not marked-to-market, instead are recognized for accounting purposes on an accrual basis

Reconciliation of YTD September 30, 2011 Reported to Operating Earnings

DTE Energy

Use of Operating Earnings Information – DTE Energy management believes that operating earnings provide a more meaningful representation of the company's earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors.

YTD 2011

		Net Income (millions)						
	DTE Energy	Electric Utility	Gas Utility	Gas Storage & Pipelines	Unc. Gas Prod.	Power & Indust. Projects	Energy Trading	Corporate & Other
Reported Earnings	$561	$345	$69	$42	($5)	$27	$36	$47
Michigan Corporate Income Tax Adjustment	(88)	-	-	-	-	-	-	(88)
Fermi 1 Asset Retirement Obligation	9	9	-	-	-	-	-	-
Operating Earnings	$482	$354	$69	$42	($5)	$27	$36	($41)

YTD 2011

		EPS						
	DTE Energy	Electric Utility	Gas Utility	Gas Storage & Pipelines	Unc. Gas Prod.	Power & Indust. Projects	Energy Trading	Corporate & Other
Reported Earnings	$3.30	$2.03	$0.41	$0.25	($0.03)	$0.16	$0.21	$0.27
Michigan Corporate Income Tax Adjustment	(0.52)	-	-	-	-	-	-	(0.52)
Fermi 1 Asset Retirement Obligation	0.05	0.05	-	-	-	-	-	-
Operating Earnings	$2.83	$2.08	$0.41	$0.25	($0.03)	$0.16	$0.21	($0.25)

27

Reconciliation of Other Reported to Operating Earnings Use of Operating Earnings Information – DTE Energy management believes that operating earnings provide a more meaningful representation of the company’s earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors. In this presentation, DTE Energy provides guidance for future period operating earnings. It is likely that certain items that impact the company’s future period reported results will be excluded from operating results. A reconciliation to the comparable future period reported earnings is not provided because it is not possible to provide a reliable forecast of specific line items. These items may fluctuate significantly from period to period and may have a significant impact on reported earnings. There were no reported to operating earnings adjustments in 3Q 2012, 2Q 2012, 1Q 2012 or 3Q 2011. 28